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                                                                      Exhibit 11

Computation of per share earnings
Commercial Intertech Corp. and Subsidiaries

                                                         Year Ended October 31,
                                                      1993        1992        1991
                                                      ----        ----        ----
                                                  (in thousands, except per-share data)
PRIMARY

   Average shares outstanding                        10,008       9,877       9,841
   Net effect of dilutive stock options -
      based on the treasury stock
      method using average market price                  56          32          18
   Net effect of Water Factory Systems
      purchase and variable earnout
      provisions                                          0           0          66
                                                     ------      ------      ------
                         Total                       10,064       9,909       9,925
                                                     ======      ======      ======

   Income before cumulative effect of
      changes in accounting                         $14,015     $14,045     $20,118
   Preferred stock dividends and adjustments         (2,109)     (4,413)     (6,298)
                                                    -------     -------     -------
   Income applicable to common stock                $11,906     $ 9,632     $13,820
                                                    =======     =======     =======
   Per share amount                                   $1.18       $0.97       $1.39
                                                      =====       =====       =====

   Net income                                       $14,015     $17,436     $11,103
   Preferred stock dividends and adjustments         (2,109)     (4,413)     (6,298)
                                                    -------     -------     -------
   Income applicable to common stock                $11,906     $13,023     $ 4,805
                                                    =======     =======     =======
   Per share amount                                   $1.18       $1.31       $0.48
                                                      =====       =====       =====

FULLY DILUTED

   Average shares outstanding                        10,008       9,877       9,841
   Net effect of dilutive stock options -
      based on the treasury stock method
      using the year end price, if higher
      than average market price                          70          57          18
   Net effect of Water Factory Systems
      purchase and variable earnout
      provisions                                          0           0          66
   Common share equivalents:
      Series B Preferred                                877         881         884

                                                     ------      ------      ------
                         Total                       10,955      10,815      10,809
                                                     ======      ======      ======

   Income before cumulative effect of
      changes in accounting                         $14,015     $14,045     $20,118
   Preferred stock (Series C) dividends
      and adjustments                                     0      (2,296)     (4,982)
   Preferred stock (Series B) dividends
      rate adjustment                                (1,512)     (1,518)       (943)

                                                    -------     -------     -------
   Income applicable to common stock                $12,503     $10,231     $14,193
                                                    =======     =======     =======
   Per share amount                                   $1.14       $0.95       $1.31
                                                      =====       =====       =====

   Net income                                       $14,015     $17,436     $11,103
   Preferred stock (Series C) dividends
      and adjustments                                     0      (2,296)     (4,982)
   Preferred stock (Series B) dividends
      rate adjustment                                (1,512)     (1,518)       (943)

                                                    -------     -------     -------
   Income applicable to common stock                $12,503     $13,622     $ 5,178
                                                    =======     =======     =======
   Per share amount                                   $1.14       $1.26       $0.48
                                                      =====       =====       =====
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